Exhibit A(3)(b)

STRATEGAS SECURITIES, LLC

UNIT INVESTMENT TRUST

FORM OF DEALER AGREEMENT

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Strategas Securities, LLC (“Strategas”) serves as the principal underwriter for Strategas Trust, Series [●] (together with any future series for which Strategas may serve as underwriter, the “Series”), a separate Series of Strategas Trust, a unit investment trust (the “Trust”) registered under the Investment Company Act of 1940, as amended (the “1940 Act”). Strategas and [DEALER NAME] (“Dealer”) hereby agree that Dealer will participate in the distribution of units (“Units”) of each Series, subject to the terms of this dealer agreement, dated as of [DATE OF AGREEMENT] (“Agreement”).

Section 1.             Licensing.

(a)	Dealer represents and warrants that: (i) it is a broker-dealer registered with the U.S. Securities and Exchange Commission (the “Commission”); (ii) it is a member in good standing of the Financial Industry Regulatory Authority, Inc. (“FINRA”); (iii) it is licensed by the appropriate regulatory agency of each state or other jurisdiction in which Dealer will offer and sell Units of the Series; and (iv) each of its partners, directors, officers, employees, and agents who will participate or otherwise be involved in the offer or sale of the Units or the performance by Dealer of its duties and activities under this Agreement is either appropriately licensed or exempt from such licensing requirements by the appropriate regulatory agency of each state or other jurisdiction in which Dealer will offer and sell Units of the Series.

(b)	Dealer agrees that: (i) termination or suspension of its registration with the Commission; (ii) termination or suspension of its membership with FINRA; or (iii) termination or suspension of its license to do business by any state or other jurisdiction shall immediately cause the termination of this Agreement. Dealer further agrees to notify Strategas promptly in writing of any such action or event.

(c)	Dealer agrees that this Agreement is subject to the Conduct Rules of FINRA and such Conduct Rules shall control any provision to the contrary in this Agreement. Without limiting the generality of the foregoing, Dealer acknowledges that (i) it is solely responsible for all suitability determinations with respect to offers and sales of Units of the Series to Dealer’s customers and (ii) Strategas has no responsibility for the manner of Dealer’s performance of, or for Dealer’s acts or omissions in connection with, the duties and activities Dealer performs under this Agreement.

(d)	Dealer agrees to be bound by and to comply with all applicable federal and state laws and all rules and regulations promulgated thereunder generally affecting the sale or distribution of investment company shares or classes of such shares, including anti-money laundering laws and regulations and applicable guidance issued by the Department of the Treasury, the Commission and FINRA.

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Section 2.             Terms and Conditions Applicable to Distribution of Units.

(a)	Orders

(i)	Dealer agrees to offer and sell Units of each Series only at the public offering price applicable to such Units and in effect at the time of each transaction. The procedures relating to all orders and the handling of each order (including the manner of computing the net asset value of Units and the effective time of orders received from Dealer) are subject to: (A) the terms of the then current prospectus (including any supplements, stickers or amendments thereto) relating to each Series as filed with the Commission (collectively, the “Prospectus”) and (B) Strategas’s written instructions, if any, as provided to Dealer from time to time. To the extent that the Prospectus contains provisions that are inconsistent with this Agreement or any other document, the terms of the Prospectus shall be controlling.

(ii)	Strategas reserves the right at any time, and without notice to Dealer, to suspend the sale of Units or to withdraw or limit the offering of Units.

(iii)	In all offers and sales of the Units to the public, Dealer is not authorized to act as broker or agent for, or employee of, Strategas, any Series or any other dealer, and Dealer shall not represent to any third party that Dealer has such authority or is acting in such capacity. Rather, Dealer agrees that it is acting as principal for Dealer’s own account or as agent on behalf of Dealer’s customers in all transactions in Units, except as provided in Section 2(b)(viii) hereof.

(iv)	All orders are subject to acceptance by Strategas in its sole discretion and become effective only upon confirmation by Strategas. Strategas reserves the unqualified right not to accept any specific purchase or sale order for the Units of any Series.

(v)	Dealer acknowledges that, from time to time, it may use a proprietary system(s) established and/or maintained by Strategas or its agent or designee to submit electronic purchase and/or rollover orders for Units, among other things. Notwithstanding anything to the contrary in this Agreement and in addition to the provisions of this Agreement, use of any such system (including any similar upgraded or replacement system) shall be subject to such terms and conditions as may, from time to time, be required by Strategas. To the extent that any such terms are inconsistent with the terms of this Agreement, such terms shall be controlling.

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(vi)	Dealer acknowledges that, from time to time, it may use the Investor’s Voluntary Redemptions and Sales (“IVORS”) automated redemption and rollover service to: (i) tender Units for redemption directly to the trustee of the Trust, (ii) sell Units back to Strategas for repurchase or (iii) conduct rollover transactions for certain Series. Notwithstanding anything to the contrary in this Agreement and in addition to the provisions of this Agreement, use of IVORS shall be subject to such terms and conditions as may, from time to time, be required by the trustee of a Trust and/or by The Depository Trust Company (such terms, “IVORS Terms”). To the extent that any such IVORS Terms are inconsistent with the terms of this Agreement, such IVORS Terms shall be controlling.

(b)	Duties of Dealer

(i)	Dealer agrees to enter orders for the purchase of Units only for the purpose of covering purchase orders that Dealer has already received from its customers or for Dealer’s own bona fide investment.

(ii)	Dealer agrees to date and time stamp all orders for the purchase or sale of Units received by Dealer, and to promptly forward such orders to Strategas in time for processing at the public offering price next determined after receipt of such orders by Dealer, in each case as described in the applicable Prospectus. Dealer represents that it has procedures in place reasonably designed to ensure that orders received by Dealer are handled in a manner consistent with Rule 22c-1 under the 1940 Act and any Commission staff positions or interpretations issued thereunder.

(iii)	Dealer agrees not to withhold or otherwise “time” the placing orders for Units with Strategas so as to profit itself as a result of such inaction or action.

(iv)	Dealer agrees to maintain records of all purchases and sales of Units made through Dealer and to furnish Strategas or regulatory authorities with copies of such records upon request. Dealer agrees to perform all federal, state and local reporting and recordkeeping requirements with respect to customer accounts, including, without limitation, redemptions and exchanges of Units.

(v)	Dealer agrees to distribute or cause to be delivered to its customers Prospectuses, unitholder reports and any other materials in compliance with applicable legal requirements, except to the extent that Strategas expressly undertakes in writing to do so on Dealer’s behalf.

(vi)	Dealer agrees that payment for Units ordered from Strategas shall be in immediately available funds and that such funds shall be received by Strategas by the earlier of: (A) the end of the third (3rd) business day following Dealer’s receipt of the customer’s order to purchase such Units or (B) the settlement date established in accordance with Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “1934 Act”). If such payment is not received by Strategas by such date, Dealer shall forfeit its right to any compensation with respect to such order, and Strategas reserves the right, without notice, to cancel the sale, or, at its option, to sell the Units ordered back to the Trust, in which case Strategas may hold Dealer responsible for any loss, including loss of profit, suffered by Strategas resulting from Dealer’s failure to make payment. If a purchase is made by check, the purchase is deemed made upon conversion of the purchase instrument into immediately available funds.

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(vii)	Dealer agrees that it shall assume responsibility for any loss to the Trust caused by a correction to any order placed by Dealer that is made subsequent to the trade date for the order, to the extent such order correction was not based on any negligence on Strategas’s part. Dealer further agrees that it will immediately pay the amount of any such loss to the Trust, for the benefit of the applicable Series, upon notification.

(viii)	Dealer understands and agrees that, in accordance with Section 14 of the 1940 Act, Rule 14a-3 thereunder and certain orders of exemption which may be granted by the Commission to Strategas and the Trust, Dealer will refund all sales charges to purchasers of Units of a Series from the Dealer (or any underwriter or dealer participating in the distribution) and that the trustee of the Trust will liquidate the securities then held by the applicable Series and distribute the proceeds thereof to the unitholders of such Series if (a) within ninety days from the time that such Series’ registration statement has first become effective under the Securities Act of 1933 (the “1933 Act”), the net worth of such Series declines to less than $100,000 or such Series is terminated or (b) redemptions by Strategas or any underwriter of Units of such Series constituting a part of the unsold Units of such Series results in such Series having a net worth of less than 40% of the principal amount of the securities initially deposited in such Series (determined as of the termination of the initial offering period). Dealer authorizes Strategas to charge its account for all refunds of sales charges pursuant to this paragraph in respect of Units distributed by Dealer.

(ix)	Dealer agrees that, in connection with orders for the purchase of Units on behalf of any IRAs, 401(k) plans or other retirement plan accounts, by mail, telephone, or wire, Dealer shall act as agent for the custodian or trustee of such plans (solely with respect to the time of receipt of the application and payments), and Dealer shall not place such an order with Strategas until it has received from its customer payment for such purchase and, if such purchase represents the first contribution to such a retirement plan account, the completed documents necessary to establish the retirement plan.

(x)	Dealer agrees that it will not make any conditional orders for the purchase or redemption of Units and acknowledges that Strategas will not accept conditional orders for Units.

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(xi)	Dealer agrees that all out-of-pocket expenses incurred by it in connection with its activities under this Agreement will be borne by Dealer.

(c)	Reduced Sales Charges. In accordance with the terms of each applicable Prospectus, Dealer acknowledges that a reduced sales charge or no sales charge (collectively, “discounts”) may be available to certain purchasers of Units under certain circumstances. Dealer represents that it has, and will maintain during the term of this Agreement, adequate written supervisory procedures and internal controls to ensure that Dealer’s customers receive all available discounts, and Dealer agrees: (i) to inform its customers of applicable discount opportunities and to inquire about other qualifying holdings that might entitle customers to receive discounts; (ii) to advise Strategas, contemporaneously with each purchase order it forwards to Strategas as agent for its customers, of the availability of any discounts and (iii) that in the event that Dealer fails to provide Strategas with information concerning the availability of discounts as provided in (ii) above, Dealer, and not Strategas, the Trust or any Series thereof, shall be responsible for reimbursing its customer any applicable discount amount.

(d)	Dealer Compensation

(i)	In return for providing the services set forth in this Agreement, Dealer shall be entitled to any concessions and/or sales charges (collectively, “Concessions”) set forth in the Prospectus of the applicable Series. In determining the amount payable to Dealer hereunder, Strategas reserves the right to exclude any sales which it reasonably determines do not qualify for such Concessions or are not made in accordance with the terms of the Prospectus and provisions of this Agreement.

(ii)	Dealer agrees that each Series may, without prior notice, suspend or eliminate the payment of any compensation by amendment, sticker or supplement to the then current Prospectus for such Series. Strategas shall have no obligation to pay any compensation to Dealer for the sale of Units of a Series until Strategas receives the related compensation from the Series, and Strategas’s liability to Dealer for such payments is limited solely to the related compensation that Strategas receives from such Series.

(e)	Redemptions, Repurchases and Exchanges of Units

(i)	Dealer agrees that it will not make any representations to unitholders relating to the redemption of their Units other than the statements contained in the applicable Prospectus and the underlying organizational documents of the Trust and/or Series to which it refers, and that Dealer will pay as redemption proceeds to unitholders the redemption or repurchase price per Unit (which shall reflect any applicable deferred sales charge or redemption fee) determined after receipt of the order as discussed in the Prospectus.

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(ii)	Dealer agrees not to repurchase any Units from its customers at a price below that next quoted by a Series for redemption or repurchase (which shall reflect any applicable deferred sales charge or redemption fee) in accordance with the Series’ Prospectus. Dealer shall, however, be permitted to sell Units for the account of the customer or record owner to a Series at the repurchase price then currently in effect for such Units and may charge the customer or record owner a fair service fee or commission for handling the transaction, provided Dealer discloses the fee or commission to the customer or record owner. Nevertheless, Dealer agrees that it shall not maintain a secondary market in such repurchased Units, except in such instances where repurchased Units are resold at the applicable public offering price as described in the Prospectus.

(iii)	Dealer agrees that, with respect to a redemption order it has made, if instructions in proper form, including any outstanding certificates, are not received by Strategas or the trustee of the Trust within the time customary or required by law, the redemption may be canceled without any responsibility or liability on Strategas’s part or on the part of any Series, or Strategas, at its option, may buy the Units redeemed on behalf of the Series, in which latter case Strategas may hold Dealer responsible for any loss, including loss of profit, suffered by Strategas resulting from Strategas’s failure to settle the redemption.

(iv)	Dealer agrees that if any Unit is repurchased by any Series or is tendered for redemption within seven (7) business days after confirmation by Strategas of the original purchase order from Dealer, Dealer shall forfeit its right to any compensation with respect to such Unit and shall forthwith refund to Strategas the full compensation, if any, paid to Dealer on the original sale. Strategas agrees to notify Dealer of such repurchase or redemption within a reasonable time following settlement. Termination or cancellation of this Agreement shall not relieve Dealer from its obligation under this provision.

(v)	Dealer agrees that it will comply with any restrictions and limitations on exchanges of Units described in each Series’ Prospectus, including any restrictions or prohibitions relating to frequent purchases and redemptions (i.e., market timing).

(f)	Series Information

(i)	Dealer agrees that neither it nor any of its partners, directors, officers, employees, and agents is authorized to give any information or make any representations concerning Units of any Series except those contained in the Series’ Prospectus or in materials provided by Strategas.

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(ii)	Strategas will arrange for Dealer to be supplied reasonable quantities of Prospectuses, sales literature, fact sheets, sales bulletins, and additional sales information as approved by Strategas. Dealer agrees to use only advertising or sales material relating to the Series that is supplied by Strategas.

Section 2.             Registration of Units.

(a)	Strategas acts solely as agent for the Series and Strategas shall have no obligation or responsibility with respect to Dealer’s right to purchase or sell Units in any jurisdiction.

(b)	Strategas shall periodically furnish Dealer with information identifying the states or jurisdictions in which it is believed that all necessary notice, registration or exemptive filings for Units have been made under applicable securities laws such that offers and sales of Units may be made in such states or jurisdictions. Strategas shall have no obligation to make such notice, registration or exemptive filings with respect to Units in any state or jurisdiction.

(c)	Dealer agrees not to transact orders for Units in states or jurisdictions in which it has been informed that Units may not be sold or in which it and its personnel are not authorized to sell Units.

(d)	With respect to the qualification or status of Dealer or Dealer’s personnel selling Units, Strategas shall have no responsibility, under the laws regulating the sale of securities in the United States or any foreign jurisdiction. Strategas shall not, in any event, be liable or responsible for the issue, form, validity, enforceability and value of such Units or for any matter in connection therewith.

(e)	Dealer agrees that it will make no offers or sales of Units in any foreign jurisdiction, except with the express written consent of Strategas.

Section 3.             Indemnification.

(a)	Dealer agrees to indemnify, defend and hold harmless Strategas, the Trust and the Series and their directors, trustees, officers, employees, shareholders, agents, affiliates and each person who controls or is controlled by Strategas, within the meaning of the 1933 Act, from any and all losses, claims, liabilities, costs, and expenses, including reasonable attorney fees (collectively, “Losses” and each a “Loss”), that may be assessed against or suffered or incurred by any of them howsoever they arise, and as they are incurred, which relate in any way to: (i) Dealer’s lack of good faith, gross negligence or willful misconduct in carrying out its duties and responsibilities under this Agreement; (ii) the failure of Dealer to comply with any applicable law, rule or regulation (including, without limitation, the securities laws and regulations of the United States or any state or jurisdiction) in connection with the offer or sale by Dealer of Units of the Series pursuant to this Agreement, or the discharge of any of its other duties and responsibilities under this Agreement; (iii) any alleged tort or breach of contract related to the offer or sale by Dealer of Units of the Series pursuant to this Agreement (except to the extent that Strategas’s gross negligence or failure to follow correct instructions received from Dealer is the cause of such Loss); (iv) any redemption or exchange pursuant to instructions received from Dealer or its directors, trustees, officers, partners, employees, agents, or affiliates; (v) incorrect investment instructions received by Strategas from Dealer or (vi) the breach by Dealer of any of its representations and warranties specified herein or Dealer’s failure to comply with the terms and conditions of this Agreement, whether or not such action, failure, error, omission, misconduct or breach is committed by Dealer or its directors, trustees, officers, partners, employees, agents, affiliates or any person who controls or is controlled by Dealer within the meaning of the 1933 Act.

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(b)	Strategas agrees to indemnify, defend and hold harmless Dealer and its directors, trustees, officers, partners, employees, agents, affiliates and each person who controls or is controlled by Dealer, within the meaning of the 1933 Act, from any and all Losses that may be assessed against or suffered or incurred by any of them howsoever they arise, and as they are incurred, which relate in any way to (i) Strategas’s lack of good faith, gross negligence or willful misconduct in carrying out its duties and responsibilities under this Agreement; (ii) the failure of Strategas to comply with any applicable law, rule or regulation in connection with the discharge of its duties and responsibilities under this Agreement; (iii) any untrue statement of a material fact, or any omission to state a material fact, contained in a Prospectus or in any written sales literature or other marketing materials provided by Strategas to Dealer or (iv) the breach by Strategas of any of its representations and warranties specified herein or Strategas’s failure to comply with the terms and conditions of this Agreement, whether or not such action, failure, error, omission, misconduct or breach is committed by Strategas or its directors, officers, employees, agents, affiliates or any person who controls or is controlled by Strategas within the meaning of the 1933 Act.

(c)	Dealer agrees to notify Strategas promptly of any claim or complaint or any enforcement action or other proceeding with respect to Units offered hereunder against Dealer or its partners, affiliates, officers, directors, employees or agents, or any person who controls Dealer, within the meaning of the 1933 Act.

Section 4.             Termination; Assignment; Amendment.

(a)	In addition to the automatic termination of this Agreement specified in Section 1(b) of this Agreement, each party to this Agreement may unilaterally cancel its participation in this Agreement by giving thirty (30) days’ prior written notice to the other party. In addition, each party to this Agreement may, in the event of a material breach of this Agreement by the other party, terminate this Agreement immediately by giving written notice to the other party, which notice sets forth in reasonable detail the nature of the breach. Such notice shall be deemed to have been given and to be effective on the date on which it was either delivered personally to the other party or any officer or member thereof, or was mailed postpaid or delivered to a telegraph office for transmission to the other party’s designated person at the addresses shown herein.

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(b)	This Agreement shall terminate immediately upon the appointment of a trustee under the Securities Investor Protection Act or any other act of insolvency by Dealer.

(c)	The termination of this Agreement by any of the foregoing means shall have no effect upon transactions entered into prior to the effective date of termination and shall not relieve Dealer of its obligations, duties and indemnities specified in this Agreement. A trade placed by Dealer subsequent to its voluntary termination of this Agreement will not serve to reinstate the Agreement. Reinstatement, except in the case of a temporary suspension of Dealer, will only be effective upon written notification by Strategas.

(d)	This Agreement shall be binding upon and inure to the benefit of each party and its respective successors and permitted assigns. No party hereto may assign either this Agreement or any of its rights or obligations hereunder without the prior written approval of the other party hereto; provided, however, Strategas may, at any time and without the prior written approval of any other party, assign its duties, rights or obligations under this Agreement (i) to any person controlling, controlled by or under common control with Strategas; (ii) in connection with a conversion, merger or transfer of substantially all of its assets or business, by operation of law or otherwise; or (iii) to Alaia Securities, LLC, or an entity controlling, controlled by or under common control with Alaia Securities, LLC (“ASL”), on notice by ASL to Strategas that ASL has become: (x) a duly registered broker-dealer under the 1934 Act; (y) a member in good standing of FINRA; and, to the extent necessary; (z) duly registered or otherwise qualified under the securities laws of any state or other jurisdiction.

(e)	This Agreement may be amended by Strategas at any time by written notice to Dealer. Dealer’s placing of an order or accepting payment of any kind after the effective date and receipt of notice of such amendment shall constitute Dealer’s acceptance of such amendment.

(f)	Dealer acknowledges and agrees that if Dealer terminates this Agreement, Strategas may, without liability of any kind:

(i)	refuse to establish any account with respect to any affected customer;

(ii)	delay the establishment of any account with respect to any affected customer;

(iii)	close accounts previously established with respect to any affected customer;

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(iv)	refuse to engage in any transactions (except redemption requests) with respect to any affected customer;

(v)	cancel any pending transactions (except redemption requests) with respect to any affected customer;

(vi)	liquidate the account of any affected customer; and

(vii)	return to the appropriate person securities or other property held in such customer’s account.

Section 5.             Representations and Warranties.

(a)	Strategas represents and warrants that:

(i)	It is a limited liability company duly organized and existing and in good standing under the laws of the state of [Delaware] and is duly registered or exempt from registration as a broker-dealer in all states and jurisdictions in which it provides services as a non-exclusive distributor for the Series.

(ii)	It is a member in good standing of FINRA.

(iii)	It is empowered under applicable laws and by Strategas’s organizational documents to enter into this Agreement and perform all activities and services of Strategas provided for herein and that there are no impediments, prior or existing, regulatory, self-regulatory, administrative, civil or criminal matters affecting Strategas’s ability to perform under this Agreement.

(iv)	All requisite actions have been taken to authorize Strategas to enter into and perform this Agreement.

(b)	In addition to the representations and warranties found elsewhere in this Agreement, Dealer represents and warrants that:

(i)	It is a [ENTITY TYPE] duly organized and existing and in good standing under the laws of [STATE OF JURISDICTION] and that Dealer will not offer Units of any Series for sale in any state or jurisdiction where such Units may not be legally sold or where Dealer is not qualified to act as a broker-dealer.

(ii)	It is empowered under applicable laws and by Dealer’s organizational documents to enter into this Agreement and perform all activities and services of Dealer provided for herein and that there are no impediments, prior or existing, regulatory, self-regulatory, administrative, civil or criminal matters affecting Dealer’s ability to perform under this Agreement.

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(iii)	All requisite actions have been taken in order to authorize Dealer to enter into and perform this Agreement by its terms.

(iv)	It is not, at the time of the execution of this Agreement, subject to any enforcement or other proceeding with respect to its activities under state or federal securities laws, rules or regulations which would adversely affect its ability to perform under this Agreement.

(v)	It has, and will maintain during the term of this Agreement, appropriate broker’s blanket bond insurance policies covering any and all acts of Dealer’s directors, trustees, officers, partners, employees and agents reasonably necessary in light of its obligations under this Agreement, with coverage limits in amounts standard in the industry adequate to reasonably protect and indemnify Strategas, the Trust and/or any Series against any Loss which any party may suffer or incur, directly or indirectly, as a result of any action or omission by Dealer or Dealer’s directors, officers, partners, employees and agents. The mere purchase and existence of insurance does not reduce or release Dealer from liability incurred and/or assumed within the scope of this Agreement. Dealer’s failure to maintain insurance shall not relieve it of liability under this Agreement.

(vi)	It is a “financial institution” as defined in 31 U.S.C. 5312(a)(2) or (c)(1) and is regulated by a “Federal functional regulator” as defined in 31 CFR Section103.120(a)(2).

(vii)	If any of the representations set forth in Section 6 or Section 7 at any time ceases to be true, Dealer shall promptly notify Strategas of this fact.

Section 6.             Anti-Money Laundering Responsibility.

(a)	Dealer represents and warrants that it is in compliance, and covenants that it will continue to be in compliance, with all applicable anti-money laundering laws and regulations, including the Bank Secrecy Act, as amended by the USA PATRIOT Act, and implementing regulations of the Bank Secrecy Act (“BSA Regulations”) and applicable guidance issued by the Commission and the guidance and rules of the applicable securities exchanges, self-regulatory organizations and FINRA (collectively, “Guidance”).

(b)	Dealer represents and warrants that to the extent that any of its customers who maintain Trust accounts is a current or former Senior Foreign Political Figure (“SFPF”), an immediate family member of a SFPF, a person who is widely known (or is actually known by Dealer) to maintain a close personal relationship with any such individual, or a corporation, business or other entity that has been formed by or for the benefit of such individual, it has conducted appropriate due diligence of such customer consistent with Section 312 of the USA PATRIOT Act and any applicable BSA Regulations and Guidance.

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(c)	Dealer represents and warrants that to the extent its customers who maintain Trust accounts are foreign banks, it has taken reasonable measures and has obtained certifications and will obtain recertifications that indicate that the customers are not foreign shell banks, as defined in the BSA Regulations.

(d)	Dealer will take all reasonable and practicable steps to ensure that it does not accept or maintain investments in any Series, directly or indirectly, from:

(i)	A person or entity (A) who is or becomes subject to sanctions administered by the U.S. Office of Foreign Assets Control (“OFAC”), is included in any executive order or is on the list of Specially Designated Nationals and Blocked Persons maintained by OFAC or (B) whose name appears on such other lists of prohibited persons and entities as may be mandated by applicable U.S. law or regulation.

(ii)	A foreign shell bank (i.e., a bank with no physical presence in any country).

(e)	Dealer agrees to immediately notify in writing the Anti-Money Laundering Compliance Officer of Strategas if it becomes aware of any suspicious activity or pattern of activity or any activity that may require further review to determine whether it is suspicious in connection with the Trust.

Section 7.             Market Timing.  Dealer represents and warrants that it has instituted policies and procedures that are reasonably designed to detect and deter frequent or excessive trading by clients, including but not limited to imposing trading restrictions and/or liquidating client accounts. Dealer covenants that it shall cooperate with Strategas to identify and discourage market timers. If any market timer buying or redeeming Units comes to the attention of Dealer, it will immediately notify Strategas. Dealer acknowledges that Strategas may refuse a request to purchase Units if Strategas believes such purchase request includes a request by a market timer.

Section 8.             Confidentiality.  All books, records, information and data pertaining to the business of the other party (“Confidential Information”) that are exchanged or received in connection with this Agreement shall be kept confidential and shall not be voluntarily disclosed to any other person, except:

(i)	if such information is already publicly available;

(ii)	as may be required solely for the purpose of carrying out a party’s duties and responsibilities under this Agreement;

(iii)	as required by order or demand of a court or other governmental or regulatory body or as otherwise required by law;

(iv)	as may be required to be disclosed to a party’s attorneys, accountants, regulatory examiners or insurers for legitimate business purposes; or

(v)	with the express prior written permission of the other party.

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Section 9.             Privacy.  Dealer represents that it has adopted and implemented procedures to safeguard customer information and records that are reasonably designed to: (a) ensure the security and confidentiality of customer records and information; (b) protect against any anticipated threats or hazards to the security or integrity of customer records and information; (c) protect against unauthorized access to or use of customer records or information that could result in substantial harm or inconvenience to any customer; (d) protect against unauthorized disclosure of non-public personal information to unaffiliated third parties and (e) otherwise ensure Dealer’s compliance with Regulation S-P adopted pursuant to the Gramm-Leach-Bliley Act of 1999 and any other federal or state privacy laws or regulations which may be enacted in the future.

Section 10.            Governing Law.  This Agreement shall be governed and construed in accordance with the laws of the state of New York, without reference to the choice of law principles thereof.

Section 11.            Arbitration.  If a dispute arises between the parties hereto with respect to this Agreement which the parties are unable to resolve themselves, it shall be settled by arbitration in accordance with the then existing FINRA Code of Arbitration Procedures (the “FINRA Code”). The parties agree that to the extent permitted by the FINRA Code the arbitrator(s) shall be selected from the securities industry and the arbitration hearing shall be held in New York City.

Section 12.            Investigations and Proceedings.  The parties to this Agreement agree to use commercially reasonable efforts to cooperate in any securities regulatory investigation or proceeding or judicial proceeding with respect to each party’s activities under this Agreement and, to the extent not prohibited by any regulatory body or court with jurisdiction, to promptly notify the other party of any such investigation or proceeding.

Section 13.            Captions and Headings.  All captions and headings used in this Agreement are for convenience only and are not to be used in construing or interpreting any aspect hereof.

Section 14.            Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. If, however, any provision of this Agreement is held under applicable law to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective only to the extent of such invalidity, and the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected or impaired in any way.

Section 15.            Survival.  The representations, warranties, covenants and agreements of the undersigned contained in this Agreement, including, without limitation, the indemnity agreement contained in Section 4 hereof, shall survive any termination of this Agreement.

Section 16.            Notices.  Every notice required by this Agreement will be in writing and deemed given (i) the next business day if sent by a nationally recognized overnight courier service that provides evidence of receipt, (ii) the same business day if sent by 3:00 p.m. (receiving party’s time) by facsimile transmission and confirmed by a telephone call or (iii) on the third business day if sent by certified mail, return receipt requested. Unless otherwise notified in writing, all notices to Strategas shall be given or sent to Strategas at its offices, located at:

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Strategas Securities, LLC
52 Vanderbilt Avenue 8th floor
New York, NY 10017

Unless otherwise notified in writing, all notices to Dealer shall be given or sent to Dealer at Dealer’s address shown on the signature page to this Agreement.

Section 17.            Non-Exclusivity.  Each party to this Agreement acknowledges and agrees that the other party hereto may enter into similar agreements with third parties.

Section 18.            Entire Agreement.  This Agreement contains the entire understanding of the parties hereto with respect to the subject matter contained herein and supersedes all previous agreements and/or understandings of the parties.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on their behalf by duly authorized officers as of the day and year first above written.

Strategas Securities, LLC

as Depositor

By:
Name:
Title:

[DEALER]

[FIRM NAME]

By:
Name:
Title:

Address:

Telephone:

Facsimile:

CRD #:

Taxpayer ID:

[Signature Page to Dealer Agreement]

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